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                                                                 EXHIBIT 23.3




                         CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS



We have issued our report dated January 24, 1997, accompanying the consolidated financial statements and schedules included in the Annual Report of WinStar Communications, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 1996, which is incorporated by reference in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


 /s/ Grant Thornton LLP

GRANT THORNTON LLP



New York, New York
April 25, 1997